EXHIBIT 2.1

[Hollywood Casino Shreveport Letterhead]

September 28, 2004

Mr. Donald L. Carano

Eldorado Resorts, LLC

Fourth & Virginia Street

P.O. Box 3399

Reno, Nevada  89505

Re:                               Amendment to Letter Agreement Dated August 27, 2004

Dear Mr. Carano:

This letter (“Amendment Number One”) confirms our discussion regarding amending the letter agreement, dated August 27, 2004, by and between Eldorado Resorts, LLC and Hollywood Casino Shreveport (the “Agreement”).  Terms not otherwise defined in this Amendment Number One shall have the meanings ascribed to them in the Agreement.

Eldorado and HCS hereby agree to amend the Agreement as follows:

1.             The reference to “September 30, 2004” in Section 15 shall be replaced with “October 20, 2004.”

2.             The Time Schedule attached to the Agreement shall be replaced by the Revised Time Schedule attached to this Amendment Number One.

Except for the foregoing amendments, all provisions of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

If the foregoing is acceptable to Eldorado, please so indicate by signing the attached copy and returning the same to us.

Hollywood Casino Shreveport
By HCS I, Inc., its general partner

/s/ John Hull
John Hull, President

ELDORADO RESORTS, LLC
By Recreational Enterprises, Inc.
Its Managing Member

/s/ Donald L. Carano
Donald L. Carano, President

REVISED TIME SCHEDULE

Through October 19 – Negotiate Final Documents, including:

A.           Plan

B.             Disclosure Statement

C.             Investment Agreement

D.            New Note Indenture

E.              Contingent Payment Obligation

F.              Transition Services Agreement

G.             Management Agreement

By October 19 ––

A.           Execute Final Documents (Eldorado, HCS, and Restricted Note Holders)

B.             File Chapter 11 Plan, Disclosure Statement

Through December 20  – Solicit acceptances from creditors

Week of December 20 – Bankruptcy Court Confirmation hearing

Effective Date to occur within 3 business days after Louisiana Gaming Control Board licensing approval